EXHIBIT 10.1

JOINT VENTURE AGREEMENT

XERIANT, INC.

MOVYCHEM, s.r.o.

April __, 2022

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JOINT VENTURE AGREEMENT

This Joint Venture Agreement (this “Agreement“), effective as of April __, 2022 (the “Effective Date“) is between Xeriant, Inc., a Nevada corporation (“Xeriant“) with its principal executive office at Innovation Center #1, 3998 FAU boulevard, Suite 309, Boca Raton, Florida 33431, registered in the office of the State of Nevada Secretary of State, Entity Number E0649622009-0; and Movychem, s.r.o, a Slovakian limited liability company (“Movychem“) with its registered office at Svabska 1433/2, 951 31 Mocenok, the Slovak Republic, Identification No. 46515224 registered in the Commercial Register maintained by the No. 28814/T District Court Trnava; and will constitute the initial operating agreement of the Company under the Florida Revised Limited Liability Act (the “Florida Act“). Xeriant and Movychem shall be hereinafter referred to collectively as the “Parties“ and individually as a “Party.“ This Agreement is entered into with reference to the following facts:

A.

The Parties wish to set forth herein the terms for the establishment of a joint venture (the “Joint Venture“ or the “Company“) to be used as a vehicle to distribute earnings, hold patents and issue licenses. As used herein, the Company and the Joint Venture shall have the same meaning and shall be used interchangeably.

B.	As soon as practicable the Parties shall file the Articles of Organization in accordance with the Florida Act.

C.

Xeriant is an aerospace company dedicated to the emerging aviation market called Advanced Air Mobility, the transition to eco-friendly on-demand flight. Xeriant is focused on the development and deployment of next-generation electrically powered aircraft capable of vertical takeoff and landing, breakthrough technologies and advanced materials which can be successfully integrated and commercialized, and the critical infrastructure components needed to support operations. Xeriant is a publicly traded company (OTCQB: XERI).

D.

Movychem develops and manufactures advanced materials and chemicals and has created a series of flame retardants (Retacell) in the form of polymer gels, powders, liquids and pellets as presently existing and as hereinafter developed pursuant to this Agreement, (the “Products“).

E.

As set forth herein, Movychem will contribute to Joint Venture all right, title and interest in and to its know-how and intellectual property exclusive of all patents related thereto (collectively, the “Movychem Intellectual Property“) now existing or hereinafter developed pursuant to this Agreement related to the Products.

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Now, therefore, with reference to the foregoing facts, the Parties agree as follows:

1. Definitions and Interpretation.

1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Affiliate“ means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,“ when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling“ and “controlled“ shall have correlative meanings.

“Agreement“ means this Joint Venture Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as provided herein.

“Applicable Law“ means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Approval“ means, with respect to the Approval of the Members, the unanimous Vote of the Members.

“Assignee“ means a Transferee of Units who does not become a Member.

“Business Day“ means a day other than a Saturday, Sunday or other day on which commercial banks in the City of Boca Raton, Florida are authorized or required to close.

“Capital Contribution“ means, for any Member, the total amount of cash and cash equivalents and the Book Value of any other property contributed to the Company by such Member, in each case net of any liabilities assumed by the Company from such Member in connection with such contribution and net of any liabilities to which assets contributed by such Member in respect thereof are subject.

“Cash Available for Distribution“ means all cash of the Company excluding (a) amounts necessary for the payment of the liabilities of the Company including the Xeriant Services Fee and the Movychem Patent Purchase Price payments, (b) such additional amounts as the Management Committee determines to be necessary or desirable as a reserve for the operation of the business and future or contingent liabilities of the Joint Venture and (c) amounts to be utilized for research and development (the “R & D Retention“).

“Distribution“ means a transfer of money or other property to a Member or Assignee on account of a Unit.

“Electronic Transmission“ means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

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“Fiscal Year“ means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Governmental Authority“ means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“IRC“ means the U.S. Internal Revenue Code of 1986, as amended.

“Joinder Agreement“ means a joinder agreement in form and substance acceptable to the Company by which the Member agrees to be bound by the provisions of this Agreement.

Joint Venture Intellectual Property means the Movychem Intellectual Property, the Joint Venture Patents and all other intellectual property developed or granted to the Joint Venture.

“Joint Venture Patents“ means all patents and any patent applications licensed to or purchased by the Joint Venture pursuant this Agreement.

“Manager“ means any member of the Management Committee.

“Member“ means an owner of Units who is not an Assignee.

“Membership Interest“ means an interest in the Company owned by a Member to any and all benefits to which such Member may be entitled as provided in this Agreement or the Florida Act.

“Movychem Patents“ means all patents and patent applications owned by Movychem prior to the transfer of ownership to the Joint Venure.

“Movychem Patent Purchase Price“ means (a) $2,000,000 payable when Xeriant makes its capital contribution pursuant to Section 3.3(b); (b) $600,000 payable at the rate of $25,000 per month commencing the next month following the execution of the Xeriant Services Agreement and (c) 40% of all royalty payments received by the Joint Venture for the licensing of the Joint Venture Patents.

“Party“ means a party to this Agreement and “Parties“ means two or more parties to this Agreement.

“Patent Agreement“ means the agreement between the Joint Venture and Movychem pursuant to which the Joint Venture shall license and, after payment in full of the $2,000,000 portion of the Xeriant capital contribution pursuant to Section 3.3(b) , acquire the Movychem Patents from Movychem as referenced in Section 5.9.

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“Percentage Interest“ means, for any Member, a ratio, expressed as percentage, equal to the number of Units held by such Member over the aggregate number of Units held by all the Members.

“Permitted Transfer“ has the meaning set forth in Section 7.6.

“Permitted Transferee“ means the Transferee of Units in a Permitted Transfer.

“Person“ means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Related Party Agreement“ means any agreement between the Company, on one hand, and any Member, Manager or Officer of the Company (or any Affiliate thereof), on the other hand, as such agreement may be amended.

“Representative“ means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act“ means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Services Agreement“ means the Services Agreement between Xeriant and the Joint Venture pursuant to which Xeriant is to perform the services specified therein for a fee equal to 40% of the royalties received by the Joint Venture for the licensing of its intellectual property as referenced in Section 5.10.

“Subsidiary“ means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

 “Transfer“ means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units owned by a Person. “Transfer“ when used as a noun shall have a correlative meaning. “Transferor“ and “Transferee“ mean a Person who makes or receives a Transfer, respectively.

“Unit“ means an equity interest in the Company as defined in Section 3.1(a).

“Xeriant Services Fee“ means the fees payable to Xeriant pursuant to the Services Agreement.

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1.2 Interpretation. For purposes of this Agreement: (a) the words “include,“ “includes“ and “including“ shall be deemed to be followed by the words “without limitation“; (b) the word “or“ is not exclusive; and (c) the words “herein,“ “hereof,“ “hereby,“ “hereto“ and “hereunder“ refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Sections, and Exhibits mean the Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Any Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

2. Organization.

2.1 Formation.

(a) The Company will be formed as provided in the Recitals.

(b) This Agreement shall constitute the initial “operating agreement“ (as that term is used in the Florida Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Florida Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Florida Act in the absence of such provision, this Agreement shall, to the extent permitted by the Florida Act, control.

2.2 Name. The name of the Company shall be such name or names as may be designated by the Management Committee; provided, that the name shall always contain the words “Limited Liability Company“ or the abbreviation “L.L.C.“ or the designation “LLC.“ The Management Committee shall give notice to the Members of any change to the name of the Company. The initial name of the Company shall be Ebenberg, LLC.

2.3 Principal Office. The principal office of the Company is located at the offices of Xeriant, or such other place as may from time to time be determined by the Management Committee. The Management Committee shall give notice of any such change to each of the Members.

2.4 Registered Office; Registered Agent.

(a) The registered office of the Company shall be the office of the initial registered agent named in the Articles of Organization or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by the Florida Act and Applicable Law.

(b) The registered agent for service of process on the Company in the State of Florida shall be the initial registered agent named in the Articles of Organization or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by the Florida Act and Applicable Law.

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2.5 Purpose; Powers.

(a) The purpose of the Joint Venture will be to exploit the Movychem Intellectual Property and the Purchased Patents.

(b) The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Florida Act.

2.6 Term. The term of the Company commenced on the date the Articles of Organization was filed in accordance with the Florida Act and shall continue until the Company is dissolved in accordance with the provisions of this Agreement.

2.7 No State-Law Partnership. Except to the extent provided in the next sentence, the Parties intend that the Company not be a partnership (including a limited partnership), and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that, (i) as of the Effective Date, the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and (ii) each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with clauses (i) and (ii) of this sentence.

3. Units; Capital Contributions; Capital Accounts.

3.1 Units. The Company’s equity interests shall be represented by “Units.“ As of the date of this Agreement, the Company shall have one class of Units. The initial Units of the Company shall be 50 Units to Movychem and 50 Units to Xeriant.

3.2 Additional Classes of Units. Subject to any other approval requirements set forth in this Agreement, the Management Committee may from time to time and at any time authorize the creation one or more additional classes or series of Units and shall have the right fix the relative privileges, preferences, duties, liabilities, obligations, and rights of any such new class of series of Units, including the preference over any other Units, and any contributions required in connection therewith, and may amend this Agreement to reflect such new class or series of Units and its relative privileges, preference, duties, liabilities, obligations, and rights. The Management Committee shall not have the power to amend adversely the rights, preferences or privileges of any outstanding class of Units without the Approval of Members holding that class of Units; provided that the issuance a new class of Units with rights, preferences or privileges that are on parity with or senior to a class of Units shall not be deemed a change in the rights, preferences or privileges of that class of Units.

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3.3 Capital Contributions.

(a) In consideration for the initial issuance of Units to Movychem, Movychem shall transfer all right, title and interest in and to the Movychem Intellectual Property pursuant to transfer documents in form and substance approved by the Management Committee.

(b) In consideration for the initial issuance of Units to Xeriant, Xeriant shall contribute the amount of $2,600,000 payable as follows: (i) $600,000 payable at the rate of $25,000 per month over a 24 month period commencing the first day of the month immediately following the establishment of the Joint Venture and its related bank account, and (ii) $2,000,000 within five Business Days of the closing of a financing in which Xeriant receives net proceeds of at least $3,000,000 but in no event later than six months from the Effective Date.

3.4 Issuance of Additional Units. The Management Committee may in its sole discretion authorize the Company to issue and sell Units on the terms and conditions, including purchase price, as the Management Committee shall believe appropriate.

4. Members; Assignees.

4.1 No Personal Liability. Except as otherwise provided in the Florida Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

4.2 No Withdrawal. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member. A Member shall not cease to be a Member as a result of the bankruptcy of such Member.

4.3 Meetings of Members.

(a) Meetings of the Members may be called only by the Management Committee or with the Approval of the Members.

(b) Written notice stating the place, date and time of the meeting and describing the purposes for which the meeting is called shall be delivered not fewer than two days and not more than 30 days before the date of the meeting to each Member or Member of the applicable class, by or at the direction of the Management Committee or the Member(s) calling the meeting, as the case may be. Meetings of Members may be held at the Company’s principal office or at such other place as the Management Committee or the Member(s) calling the meeting may designate in the notice for such meeting.

(c) Any Member shall be permitted to participate in a meeting of the Members by means of conference telephone or video or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

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(d) On any matter that is to be voted on by Members or class of Members, a Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(e) The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Members or class of Members; provided, that the appropriate Members shall have been notified of the meeting in accordance with Section 4.3(b). Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.4 Quorum; Action by Members. A quorum of any meeting of the Members shall require the presence of the Members holding a majority of the Units held by Members. No action at any meeting may be taken by the Members or class(es) of Members unless the appropriate quorum is present. Unless this Agreement expressly provides for a different approval threshold, Members shall act by unanimous vote of the Members.

4.5 Action without a Meeting. Notwithstanding the provisions of Section 4.3, any matter that is to be Approved by Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by Members holding not less than a majority of the outstanding Units held by Members (or such lesser or greater percentage to approve such matter as may be specified in this Agreement). A record shall be maintained by the Management Committee of each such action taken by written consent of the Members.

4.6 Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Florida Act. Except as otherwise specifically provided by this Agreement or required by the Florida Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

4.7 No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

4.8 Other Activities; Business Opportunities. Nothing contained in this Agreement shall prevent any Member or any of its Affiliates from engaging in any other activities or businesses, regardless of whether those activities or businesses are similar to or competitive with the Business. None of the Members nor any of their Affiliates shall be obligated to account to the Company or to the other Member for any profits or income earned or derived from other such activities or businesses. None of the Members nor any of their Affiliates shall be obligated to inform the Company or the other Member of any business opportunity of any type or description.

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5. Management

5.1 Management Committee.

The management and control of the Joint Venture shall be exclusively vested in a Management Committee (the “Management Committee“). Without limiting the generality of the foregoing, the responsibilities and obligations of the Management Committee shall include the following:

(a) Establishing and modifying the business plan of the Joint Venture;

(b) Enter into, make, and perform contracts in furtherance of the purposes of the Joint Venture;

(c) Open and maintain bank accounts;

(d) Purchase, lease, or otherwise acquire personal property; and

(e) Retain services of third parties in connection with the business of the Joint Venture.

5.2 Composition of Management Committee. The Management Committee shall consist of five members, two of whom shall be appointed by Xeriant, two of whom shall be appointed by Movychem and one of whom shall be appointed by mutual agreement of the Members (the “Independent Member“). The Independent Member shall serve for a period of six months for the first two terms, with all subsequent terms to be for a period of 12 months. An appointee of a Party may be removed or replaced only at the discretion of such Party. The members of the Management Committee shall not receive any compensation in connection with their acting in the capacity as a member of the Management Committee.

5.3 Actions of the Management Committee. All actions of the Management Committee shall require a majority vote of the Management Committee, except that the following actions shall require the unanimous approval of all members of the Management Committee:

(a) Any agreement with a Party or any Affiliate of a Party;

(b) The entering into of License Agreements, Sub-License Agreements, or Services Agreements, and the entering into of any other agreement pertaining to the exploitation or development of the Joint Venture Intellectual Property;

(c) Approving any transfer of securities held by either Party other than to Affiliates;

(d) Any sale of the Company;

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(e) Admitting new members to the Joint Venture;

(f) Increasing or decreasing the size of the Management Committee;

(g) Dissolving and liquidating the Joint Venture;

(h) Except as expressly provided herein, issuing any securities including additional Units or adopting any new class of securities; and

(i) The payment of the R &D Retention Amount

5.4 Appointment of Personnel From time to time, the Management Committee may employ individuals (who may also be employees of a Party) or consultants to provide services to the Joint Venture on terms and conditions established by the Management Committee (including receipt of compensation).

5.5 Management Committee Meetings.

(a) Meetings. Meetings of the Management Committee for any purpose or purposes may be called at any time by any Manager.

(b) Notice of Meetings. Unless the Managers waive notice of, or consent to, a meeting, a notice stating the date, hour and place of any meeting of the Management Committee shall be given at least 48 hours and not more than 10 days prior to the meeting. Notice of any meeting of the Management Committee need not state the purpose of such meeting. Notice of meetings of the Management Committee shall be given to each Manager by at least one of the following methods:

(i) Oral notice, effective when communicated;

(ii) Facsimile or electronic mail, effective when sent to the facsimile number or electronic mail address maintained in the corporate records.

(c) Waiver of Notice. Any Manager may waive notice of any meeting in writing before, at, or after such meeting. A Manager’s attendance at or participation in a meeting waives any required notice of the meeting unless the Manager at the beginning of the meeting, or promptly upon the Manager’s arrival, objects to holding the meeting, or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d) Telecommunications. Meetings of the Management Committee may be held by means of conference telephone or video or similar communications equipment by which all persons participating may simultaneously hear each other during the meeting. A Manager participating in a meeting by this means is deemed to be present in person at the meeting.

(e) Quorum. The majority of the authorized number of Managers shall constitute a quorum for any meeting of the Management Committee. Except as expressly provided herein, at any meeting of the Management Committee at which a quorum is present, the affirmative vote or consent of a majority of such quorum shall be the approval or consent of the Management Committee unless this Agreement requires a greater vote.

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(f) Management Committee Action Without a Meeting. Any action required or permitted to be taken by the Management Committee at a meeting may be taken without a meeting if (i) the action is authorized by written consent resolution signed by not less than the minimum number of Managers which would be necessary to authorize or take the action at a meeting at which all Managers were present and voted and (ii) the consents are filed with the records of the Company. Action taken by consent is effective when the last Manager signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be so described in any document.

5.6 Limitation of Liability. To the maximum extent permitted under the Florida Act, no Person shall have personal liability to the Company or the Members for monetary damages for conduct as a Manager, except as specifically provided in this Agreement or to the extent that the Florida Act, as the same may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment does not adversely affect any right or protection of such person for actions or omissions prior to such amendment), prohibits elimination or limitation of such Person’s liability.

5.7 Delegation of Authority. The Management Committee shall have the power to delegate authority to such committees of the Management Committee, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Management Committee to approve such action directly.

5.8 Reliance by Third Parties. Any Person dealing with the Company, the Managers or any Member may rely (without duty of further inquiry) upon a certificate signed by any Manager as to (a) the identity and authority of a Manager to act on behalf of the Company; (b) any factual matters relevant to the affairs of the Company; (c) the persons who are authorized to execute and deliver any document on behalf of the Company; or (d) any action taken or omitted by the Company or the Managers.

5.9 Movychem Patents. Until payment in full of the $2,000,000 portion of the capital contribution of Xeriant pursuant to Section 3.3(b), Movychem will grant to the Joint Venture an exclusive worldwide license to use the Movychem Patents until the earlier to occur of the payment of the $2,000,000 portion of the Xeriant capital contribution or the dissolution of the Joint Venture pursuant to Section 10.1(c). After such portion of the capital contribution is paid (and provided that (a)Xeriant is then current in the monthly payments portion of its capital contribution and (b)the Joint Venture has made to Movychem all such payments), the Movychem Patents will be transferred to the Joint Venture for the Movychem Patent Purchase Price. The foregoing shall be reflected in a Patent Agreement in form and substance satisfactory to the Parties.

5.10 Services Agreement. As soon as reasonably practicable after the date hereof, the Joint Venture shall enter into the Services Agreement with Xeriant in form and substance satisfactory to the Parties.

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6. Distributions; Payment to Members.

6.1 Cash Available for Distribution shall be made to the Members when and in such amounts as determined by the Management Committee in its sole discretion. The Cash Available for Distribution shall be distributed in accordance with the Percentage Interest of the Members as of the time of the Distribution.

6.2 Tax Withholding; Withholding Advances.

(a) Tax Withholding. Each Member agrees to furnish the Company with any representations and forms as shall be required or otherwise reasonably requested by the Company to assist it in determining the extent of, and in fulfilling, any withholding obligations it may have and represents and warrants that the information, forms and certifications furnished by it shall be true, correct and complete in all material respects.

(b) Withholding Advances. The Company is hereby authorized at all times to make payments with respect to each Member in amounts required to discharge any obligation of the Company ( based on the advice of legal or tax counsel to the Company, and which shall include, without limitation, any taxes, interest, penalties or additions to tax imposed thereon, ) to withhold or make payments to any U.S. federal, state, local or foreign taxing authority (a “Taxing Authority“) with respect to any Member (or former Member, in the case of an Imputed Underpayment Amount) (such amounts, “Withholding Advances“) and to withhold the same from distributions to such Member.

6.3 Equity Payment to Movychem.

In consideration for Movychem to transfer the Movychem Intellectual Property to the Joint Venture, provided that Movychem has transferred ownership of the Movychem Patents to the Joint Venture, Xeriant shall issue to Movychem five-year warrants (the “Warrants“) to purchase an aggregate of 170,000,000 shares (the “Warrant Shares“) of its Common Stock at an exercise price of $.01 per share (as adjusted for stock splits, stock dividends, recapitalizations and similar events) with a cashless exercise feature as follows:

(a) Within five Business Days from written verification of certification of authorization from the equivalent of the National Fire Protection Association (NFPA) for use and exploitation of the Movychem Technology for any Licensed Product in the European Union, 42,500,000 Warrant Shares as follows: 10,625,000 Warrant Shares to Jiri Vylimec, 10,625,000 Warrant Shares to Roman Magdina, 10,625,000 Warrant Shares to Lubomir Nemecek and 10,625,000 Warrant Shares to Martin Stloukal.

(b) Within five Business Days from written verification of certification of UL-94 of Polypropylene with Retacell additive resulting in UL-94-5VA, 42,500,000 Warrant Shares as follows: 10,625,000 Warrant Shares to Jiri Vylimec, 10,625,000 Warrant Shares to Roman Magdina, 10,625,000 Warrant Shares to Lubomir Nemecek, and 10,625,000 Warrant Shares to Martin Stloukal.

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(c) Within five business days of generating $5,000,000 in gross revenue from the sale of Products licensed by the Joint Venture, 42,500,000 Warrant Shares as follows: 10,625,000 Warrant Shares to Jiri Vylimec, 10,625,000 Warrant Shares to Roman Magdina, 10,625,000 Warrant Shares to Lubomir Nemecek and 10,625,000 Warrant Shares to Martin Stloukal.

(d) Within five business days of generating an additional $10,000,000 in gross revenues from the sale of Products licensed by the Joint Venture, 42,500,000 Warrant Shares as follows: 10,625,000 Warrant Shares to Jiri Vylimec, 10,625,000 Warrant Shares to Roman Magdina, 10,625,000 Warrant Shares to Lubomir Nemecek and 10,625,000 Warrant Shares to Martin Stloukal.

7. General Restrictions on Transfer.

7.1 Each Member agrees not to Transfer any Units except in compliance with the provisions of this Agreement.

7.2 Notwithstanding any other provision of this Agreement, each Member agrees not to Transfer any Units:

(a) if such Transfer or issuance would violate the registration or qualification provisions of the Securities Act and other applicable state securities, and then if requested by the Company, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(b) if such Transfer would be to a Person that the Management Committee reasonably deems a competitor of the Company;

(c) Any Transfer or attempted Transfer of any Unit in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Unit for all purposes of this Agreement.

7.3 For the avoidance of doubt, any Transfer of a Unit permitted by this Agreement shall be deemed a Transfer of such Unit in its entirety as intended by the parties to such Transfer.

7.4 No Member may Transfer all or any portion of its Units without first providing to the Company such information, documentation and forms requested by the Company to determine whether any tax withholding applies to the Transfer and evidence satisfactory to the Company that any such required tax withholding has been done in accordance with Applicable Law

7.5 No Member may pledge, hypothecate or grant a security interest in its Units without the prior written consent of the Management Committee.

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7.6 Permitted Transfers. A Member may Transfer all or any portion of its Units as follows (each, a “Permitted Transfer“) only: to an entity Affiliate of such entity. If the Transferring Member is a Member, the Permitted Transferee shall become a Member automatically without the approval of the Management Committee provided that, if requested by the Management Committee, such Transferee executes a Joinder Agreement.

8. Confidentiality.

Each party shall maintain confidentiality of all confidential information of the other Party and the Joint Venture, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure) ) (b) is under the obligation to be disclosed pursuant to Applicable Law, rules of any stock exchange or orders of any Governmental Authority; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsel of financial advisors regarding the transactions contemplated hereunder, provided that such parties shall be bound by the confidentiality obligations similar to those set forth in this Section. The obligations hereunder shall survive the termination of this Agreement.

9. Reports; Accounting; Tax Matters.

9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for U.S. federal income tax purposes. The books and records of the Company shall reflect all the Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office:

(a) A copy of the Articles of Organization and any and all amendments thereto;

(b) Copies of the Company’s U.S. federal, state and local income tax or information returns and reports, if any, for the three most recent taxable years;

(c) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and

(d) Copies of the financial statements of the Company, if any, for the three most recent Fiscal Years.

9.2 Delivery to Members and Inspection.

(a) Upon the request of any Member, the Company shall promptly deliver to the requesting Member at the expense of the Company a copy of the information required to be maintained by Section 9.1 except for financial statements as of dates or for periods ending more than two years prior to the request.

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(b) Upon reasonable notice from a Member, the Company shall afford such Member and its representatives access during normal business hours to (a) the Company’s properties, offices, plants and other facilities; and (b) the corporate, financial and similar records, reports and documents of the Company, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members or Managers. Each Member and its representatives to examine such documents and make copies thereof.

(c) Income Tax Status. It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S. federal, state and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership for U.S. income tax purposes.

9.3 Tax Returns. At the expense of the Company, the Company shall endeavor to cause the preparation and filing of all tax returns required to be filed by the Company pursuant to the IRC as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. Within 120 days after the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Partnership Representative will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and any other tax information reasonable requested by the Member in order to complete their tax returns.

9.4 Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Management Committee, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Management Committee. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Management Committee may designate.

10. Dissolution and Liquidation.

10.1 Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a) The affirmative vote or written Approval of the Members, or

(b) The entry of a decree of judicial dissolution under the Florida Act.

(c) In the event that Xeriant fails to make any of the contributions set forth in Section 3.3(b) of this Agreement, or the Company fails to make any payments required to be made by the Company to Movychem hereunder, Movychem shall have the right to issue a written default notice under Section 11.3 of this Agreement. Xeriant or the Company, as the case may be, shall have a period of 30 days from receipt of such notice to cure such default except that in respect of a default under Section 3.3(b)(ii), Xeriant shall have the right to extend the cure period by an additional 30 days upon payment of $100,000 to Movychem. In the event that Xeriant or the Company fails to cure its breach within the time period provided, Movychem shall have a right to cause the dissolution of the Company upon written notice to Xeriant and the Company. In connection with this subparagraph (c), the provisions of Section 10.4 shall apply.

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10.2 Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 10.1 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 10.3.

10.3 Liquidation. If the Company is dissolved pursuant to Section 10.1, the Company shall be liquidated and its business and affairs wound up in accordance with the Florida Act and the following provisions:

(a) Winding-Up Period. Upon a dissolution of the Company pursuant to Section 10.1 hereof, all property, income and other interests of the Company shall be distributed or returned to the Parties as provided herein and the business of the Company shall be fully and finally wound up and terminated within sixty (60) days after the date of the occurrence of the event causing dissolution (“Date of Dissolution“) or such longer period as the Management Committee shall designate in order to preserve the Company’s rights with respect to any of its assets.

(b) Liquidating Manager. The Management Committee shall direct and control the winding-up of the affairs of the Company, subject to the terms of this Section 10, and is hereby appointed the true and lawful attorney-in-fact of the Company, and of each Party with full power of substitution and delegation, irrevocable and coupled with an interest, to execute and deliver such documents and instruments as may be necessary to wind up the affairs of the Company and to distribute the property, income and interests of the Company as herein provided.

(c) Payments in Dissolution. Upon the dissolution and liquidation of the assets of the Company, the Management Committee shall take the proceeds from such liquidation to the extent they are sufficient, and apply and distribute them in the following order of priority:

(i) To the payment of creditors (including any Party to whom the Company may be indebted) in the order of priority as provided by law or this Agreement.

(ii) To the establishment of any reserves that the Management Committee may deem advisable for contingent liabilities.

(iii) To each Party in proportion and to the extent of their respective positive capital account balances after allocating all net income and net losses of the Company for all periods.

(iv) To the Parties in equal amounts.

Upon completion of the dissolution and winding up of the Company, the Company shall terminate.

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10.4 Dissolution Pursuant to Section 10.1(c). Notwithstanding anything herein to the contrary, in the event of a dissolution pursuant to Section 10.1(c): (i) the Company shall transfer back to Movychem all Joint Venture Intellectual Property, (ii) the license agreement to the Joint Venture referred to in Section 5.9 shall terminate, (iii) any outstanding licenses pursuant to which the Company is licensor shall be assigned by the Company to Movychem, (iv) Movychem shall have the right to retain any portion of the Movychem Patent Purchase Price it has thenreceived and (v) the Services Agreement between the Company and Xeriant shall be assigned by the Company to Movychem and such agreement shall be amended to provide that the 40% of royalties to be paid to Xeriant pursuant thereto shall be limited to licensees who were first introduced to the Company or Movychem, as the case may be. Additionally, all unvested Warrants issued pursuant to Section 6.3 shall be extinguished and be of no force and effect.

10.5 Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any Party from any Loss that at the time of such dissolution, liquidation, winding up or termination already had accrued to any other Party or thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination except that Section 10.4 shall be the exclusive remedy for any breach referred to in Section 10.1(c).

11. Miscellaneous.

11.1 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

11.2 Further Assurances. Each Party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement and carry on the business contemplated herein.

11.3 Notices. All notices, approvals, requests or demands (“Notices“) which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall be addressed to the address provided for herein. All Notices shall be given in one of the following ways: (i) by delivery to the address set forth in the first paragraph for such Party; (ii) by Federal Express or similar service; or (iii) by transmittal by any electronic means whether now known or hereafter developed, including but not limited to, pdf, telecopier, or laser transmissions, able to be received by the party intended to receive notice. Each Notice shall, except as herein expressly provided, be conclusively deemed to be effective when received. The addresses of the parties shall be those of which the other party actually receives written Notice and until further notice as set forth in the first paragraph of this Agreement.

11.4  Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

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11.5 Severability. Every provision of this Agreement is severable. If any provision is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.6 Entire Agreement. This Agreement, together with the Articles of Organization and any related Exhibits and Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any conflict between the provisions of this Agreement and the Term Sheet, the provisions of this Agreement shall prevail.

11.7 Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

11.8 No Third-party Beneficiaries. Except as provided in Section 10 which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.9 Amendment. This Agreement may be amended only by the Approval of all of the Members.

11.10  Waiver. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Parties of the same or any other obligations of such Party hereunder.

11.11 Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Florida.

11.12 Equitable Remedies. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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11.13 Attorneys’ Fees. If any Party is a party to any action or proceeding to enforce any of the terms of this Agreement or any action or proceeding in any other way pertaining to this Agreement, the prevailing party in such action or proceeding (as determined by the judge or presiding official therein) shall be entitled to receive from the opposing party or parties the prevailing party’s costs and reasonable accountants’, experts’ and attorneys’ fees incurred in prosecuting, defending or appearing in such action or proceeding.

11.14 Remedies Cumulative. Each right, power and remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or now or hereafter existing at law, in equity, by statute or otherwise, and the exercise or beginning of the exercise or the forbearance of exercise by any party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers or remedies.

11.15 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf“ format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf“ signature page were an original thereof.

 [SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Members:

Xeriant, Inc.

By:
Keith Duffy, CEO

Movychem, s.r.o.

By:
Jiri Vylimec

By:
Roman Magdina

By:
Lubomir Nemecek

Equity Payment Recipients (Section 6.3):

By:
Jiri Vylimec/Rodne Cislo:

By:
Roman Magdina/Rodne Cislo:

By:
Lubomir Nemecek/Rodne Cislo:

By:
Martin Stloukal/Rodne Cislo:

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